UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 18, 2010 (August 12, 2010)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	333-141714-23 (Commission File No.)	98-0505100 (I.R.S. Employer Identification Number)
405 Lexington Avenue
New York, NY 10174
(Address of principal executive office)
Registrant’s telephone number, including area code (212) 915-9150
N/A
(Former name or former address if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-1.1
EX-4.1
EX-4.2

Item 1.01. Entry into a Material Definitive Agreement.
Purchase Agreement
On August 12, 2010, Travelport LLC and Travelport Inc. (the “Issuers”), Travelport Limited, as a parent guarantor (the “Company”), and certain other wholly-owned subsidiary guarantors of the Company (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC and UBS Securities LLC, as representatives of the initial purchasers (the “Initial Purchasers”), relating to the sale of $250 million aggregate principal amount of 9% Senior Notes due 2016 (the “Notes”). The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Issuers, the Company and the Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities.
Indenture
On August 18, 2010, the Issuers, the Company and the Guarantors and The Bank of Nova Scotia Trust of New York, as trustee, entered into an indenture (the “Indenture”) which governs the terms of the Notes.
The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes are the senior unsecured obligations of the Issuers and are guaranteed on a senior unsecured basis by the Company and the Guarantors.
The Notes bear interest at a rate of 9% per year, accruing from August 18, 2010. Interest on the Notes is payable semiannually in arrears on March 1 and September 1 of each year, beginning on March 1, 2011. The Notes will mature on March 1, 2016, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.
The Issuers may redeem some or all of the Notes at any time prior to September 1, 2013 at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the redemption date and an applicable make-whole premium set forth in the Indenture. On or after September 1, 2013, the Issuers may redeem some or all of the Notes at redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to the redemption date. In addition, at any time prior to September 1, 2013, the Company may redeem up to 35% of the Notes at a specified redemption price set forth in the Indenture with the net cash proceeds of certain equity offerings. If the Issuers experience certain change of control events, it must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date.
The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of its restricted subsidiaries to incur indebtedness or issue certain preferred equity; pay dividends, on or make other distributions in respect of their capital stock or make other restricted payments; make certain investments; sell certain assets; create liens on certain assets to secure debt; enter into certain transactions with their affiliates; designate subsidiaries as unrestricted subsidiaries; and consolidate, merge or sell substantially all of their assets. These covenants are subject to a number of important exceptions and qualifications, as set forth in the Indenture.
Registration Rights Agreement
On August 18, 2010, the Company, the Issuers and the Guarantors entered into a registration rights agreement with Credit Suisse Securities (USA) LLC, as the representative of the Initial Purchasers (the “Registration Rights Agreement”), in connection with the sale of the Notes. Pursuant to the Registration Rights Agreement, the Issuers, the Company and the Guarantors have agreed to use their reasonable best efforts to register notes having substantially identical terms to the Notes as part of offers to exchange freely tradable exchange notes for Notes.

They have also agreed to use their reasonable best efforts to cause the exchange offer to be completed or, if required, to have one or more shelf registration statements declared effective within 360 days after the issue date of the Notes. They will be required to pay additional interest, subject to some limitations, to the holders of the Notes if they fail to comply with their obligations to register the Notes pursuant to the terms of the Registration Rights Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 18, 2010, the Board of Directors of TDS Investor (Cayman) L.P. (the “Partnership”), our ultimate parent, approved the Travelport 2010 Long Term Incentive Program (the “2010 LTIP”). The 2010 LTIP provides for grants of Restricted Equity Units (“REUs”) to certain executives of the Company pursuant to the TDS Investor (Cayman) L.P. Fourth Amended and Restated 2006 Interest Plan, the Sixth Amended and Restated Agreement of Exempted Limited Partnership in respect of the Partnership and the LTIP award agreements. The Board of the Partnership also approved grants of REUs under the 2010 LTIP to certain executives of the Company, effective August 18, 2010, including a grant of 909,092 REUs to Philip Emery, our Executive Vice President and Chief Financial Officer. The REUs will vest over a four-year period, based on the Company’s performance, and on the terms and conditions set forth in the LTIP award agreements.
The form of 2010 LTIP Equity Award Agreement (Restricted Equity Units) — UK Senior Leadership Team will be filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2010. The form of the TDS Investor (Cayman) L.P. Sixth Amended and Restated Agreement of Exempted Limited Partnership was filed as Exhibit 10.28 to the Annual Report on Form 10-K filed by the Company on May 11, 2008. The TDS Investor (Cayman) L.P. Fourth Amended and Restated 2006 Interest Plan was filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company on May 12, 2009.
Item 8.01. Other Events
Completion of Private Offering of 9% Senior Notes due 2016
On August 18, 2010, the Issuers successfully completed the previously announced offering of the Notes pursuant to Rule 144A and Regulation S under the Securities Act. The Notes, with a coupon of 9%, were sold to investors at 100% of the aggregate principal amount.
The Company intends to use the net proceeds from the Notes to repay a portion of its borrowings under its senior secured credit facilities, with the remainder to be used for general corporate purposes, which may include repayment of indebtedness or business development opportunities.
The initial issuance and sale of the Notes have not been registered under the Securities Act, and the Notes may not be offered or sold in the United States without an applicable exemption from the registration requirements of the Securities Act.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description
1.1	Purchase Agreement, relating to the sale of the 9% Senior Notes due 2016, dated as of August 12, 2010, among Travelport Limited, Travelport LLC, Travelport Inc. and the guarantors named therein and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as the representatives of the initial purchasers.

4.1	Indenture, relating to the 9% Senior Notes due 2016, dated as of August 18, 2010, by and among Travelport Limited, Travelport LLC, Travelport Inc. and the guarantors named therein, and The Bank of Nova Scotia Trust Company of New York, as trustee.

4.2	Registration Rights Agreement, relating to the 9% Senior Notes due 2016, dated as of August 18, 2010, among Travelport Limited, Travelport LLC, Travelport Inc. and the guarantors named therein and Credit Suisse Securities (USA) LLC, as the representative of the initial purchasers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Eric J. Bock
Eric Bock
Executive Vice President, Chief Administrative Officer and General Counsel

Date: August 18, 2010

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
Report dated August 18, 2010 (August 12, 2010)
EXHIBIT INDEX

Exhibit No.	Description
1.1	Purchase Agreement, relating to the sale of the 9% Senior Notes due 2016, dated as of August 12, 2010, among Travelport Limited, Travelport LLC, Travelport Inc. and the guarantors named therein and Credit Suisse Securities (USA) LLC and UBS Securities LLC, as the representatives of the initial purchasers.

4.1	Indenture, relating to the 9% Senior Notes due 2016, dated as of August 18, 2010, by and among Travelport Limited, Travelport LLC, Travelport Inc. and the guarantors named therein, and The Bank of Nova Scotia Trust Company of New York, as trustee.

4.2	Registration Rights Agreement, relating to the 9% Senior Notes due 2016, dated as of August 18, 2010, among Travelport Limited, Travelport LLC, Travelport Inc. and the guarantors named therein and Credit Suisse Securities (USA) LLC, as the representative of the initial purchasers.